Exhibit 99.1

GEN Restaurant Group, Inc. Announces Second Quarter 2024 Financial Results

Cerritos, CA, July 31, 2024 - GEN Restaurant Group, Inc. (“GEN” or the “Company”) (Nasdaq: GENK), owner of GEN Korean BBQ, a fast-growing casual dining concept with an extensive menu and signature “grill at your table” experience, is announcing financial results for the second quarter ended June 30, 2024.

Second Quarter 2024 Financial and Recent Operational Highlights

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Total revenue increased 15.9% to $53.9 million compared to the second quarter of 2023.
•
Income from operations was $1.6 million and 3.0% of revenue.
•
Restaurant-level adjusted EBITDA(1)was $10.2 million and 19.0% of revenue.
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Adjusted EBITDA(1) was $4.9 million and 9.1% of revenue inclusive of pre-opening expense of approximately $1.6 million.
•
Net Income was $2.1 million and 3.8% of revenue.
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Cash and cash equivalents at June 30, 2024 was $29.2 million.
•
Opened one location in Jacksonville, Florida and began construction on seven additional stores during the second quarter. The Company now anticipates opening 10 to 11 total new locations in 2024.

(1) Adjusted EBITDA and restaurant-level adjusted EBITDA are non-GAAP measures. For reconciliations of adjusted EBITDA and restaurant-level adjusted EBITDA to the most directly comparable GAAP measure see the accompanying financial tables. For definitions and a discussion of why we consider them useful, see “Non-GAAP Measures” below.

Management Commentary

“Our second-quarter results highlight our ongoing commitment to improving our operating margins, rapidly expanding GEN’s geographic footprint and increasing our market share,” said David Kim, Co-Chief Executive Officer of GEN. “We are pleased to report another strong quarter with a 16% year-over-year increase in total revenue and our restaurant-level adjusted EBITDA margin exceeding expectations at 19%. While the broader environment is experiencing a pullback in consumer spending related to persistent inflationary pressures, we continue to see outperformance at the new locations we’ve opened and our entire footprint is generating profitability levels in-line or exceeding our internal targets.

“Our expansion efforts remain robust as we spent much of the quarter preparing for new restaurant openings later this year and beyond. In fact, we are increasing our guidance and now anticipate opening 10 to 11 new locations by the end of 2024, with three already complete and seven currently under construction. As we progress into the second half of the year, our focus remains steadfast on expansion while delivering an exceptional, value-focused dining experience. Initiatives like our recently introduced premium menu have performed well alongside some enhanced operational procedures, as we remain committed to keeping our customer at the forefront of everything we do. With a strong balance sheet and profitable operating model, we are confident in our ability to continue executing our growth strategy and delivering long-term value to our shareholders.”

Second Quarter 2024 Financial Results

Total revenue increased 15.9% to $53.9 million in the second quarter of 2024 compared to $46.5 million in the second quarter of 2023. Comparable restaurant sales decreased 5.6% in the second quarter of 2024 compared to the same period last year.

Total restaurant operating expenses (excluding pre-opening expenses) as a percentage of revenue increased 230 basis points to 84.5% in the second quarter of 2024 from 82.2% in the second quarter of 2023, while declining 230 basis points compared to 86.8% in the first quarter of 2024. The year-over-year and quarter-over-quarter changes as a percentage of revenue are primarily driven by the following:

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Cost of goods sold increased year-over-year by 110 basis points largely due to additional restaurants in operation and the ongoing implementation and integration of the Company's new premium menu. On a sequential basis, cost of goods sold declined by 50 basis points compared to the first quarter of 2024.
•
Payroll and benefits decreased 40 basis points year-over-year and 140 basis points sequentially compared to the first quarter of 2024, primarily due to the Company’s continued focus on optimizing costs and headcount.
•
Occupancy costs increased 20 basis points primarily due to new restaurant openings over the last twelve months. On a sequential basis, occupancy costs declined by 40 basis points compared to the first quarter of 2024.
•
Other operating costs increased 60 basis points. On a sequential basis, other operating costs decreased 10 basis points compared to the first quarter of 2024.
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Depreciation and amortization increased 80 basis points year-over-year and 20 basis points quarter-over-quarter.
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Restaurant pre-opening expenses increased to $1.6 million for the second quarter of 2024 from $0.9 million in the second quarter of 2023 due to a larger number of new store openings in the works compared to the prior year. Compared to the first quarter of 2024, restaurant pre-opening expenses declined by 13.5%.

General and administrative expenses increased to $4.3 million, or 8.0% as a percentage of total revenue, excluding non-cash stock compensation expense, for the second quarter of 2024, primarily due to additional personnel required for new restaurant development as well as public company costs which weren’t present in the prior year period.

Net income was $2.1 million or 3.8% of revenue for the second quarter of 2024 compared to $4.5 million or 9.6% of revenue in the second quarter of 2023. The decrease was primarily due to higher expenses for new restaurant development and increased general and administrative expenses from being a public company.

Adjusted EBITDA was $4.9 million or 9.1% of revenue,inclusive of pre-opening expense of approximately $1.6 million for the second quarter of 2024, compared to $6.3 million or 13.7% of revenue, inclusive of pre-opening expenses of $0.9 million in the prior year period.

As of June 30, 2024, the Company had $29.2 million in cash and cash equivalents compared to $28.1 million at March 31, 2024, as the Company continued to generate positive free cash flow and internally finance new restaurant development. The Company continues to operate with no long-term debt, except for approximately $5 million in government-funded EIDL loans.

Non-GAAP Measures

Restaurant-level adjusted EBITDA represents income (loss) from operations plus adjustments to add-back the following expenses: depreciation and amortization, pre-opening costs, general and administrative expenses, related party consulting fees, management fees and non-cash lease expense. Management believes that restaurant-level adjusted EBITDA is useful to investors because this measure highlights trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures and enabling investors to more effectively compare the Company’s performance to prior and future periods.

Adjusted EBITDA represents net income (loss) before net interest expense, income taxes, depreciation and amortization, and consulting fees paid to a related party and we also exclude non-recurring items, such as stock-based compensation expense, gain on extinguishment of debt, and Restaurant Revitalization Fund, or RRF, grants, employee retention credits, litigation accruals, aborted deferred IPO costs written off, non-cash lease expenses and non-cash lease expense related to pre-opening costs. Management believes that restaurant-level adjusted EBITDA is useful to investors because this measure highlights trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures and enabling investors to more effectively compare the Company’s performance to prior and future periods.

Conference Call

GEN will conduct a conference call today at 5:00 p.m. Eastern time to discuss its results for the second quarter ended June 30, 2024.

David Kim, Co-Chief Executive Officer, and Tom Croal, Chief Financial Officer, will host the conference call, followed by a question-and-answer session.

Date: Wednesday, July 31, 2024

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Toll-free dial-in number: 1-877-407-0792

International dial-in number: 1-201-689-8263

Conference ID: 13747302

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at www.genkoreanbbq.com.

A telephonic replay of the conference call will also be available after 8:00 p.m. Eastern time on the same day through August 7, 2024.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13747302

About GEN Restaurant Group, Inc.

GEN Korean BBQ is one of the largest Asian casual dining restaurant concepts in the United States. Founded in 2011 by two Korean immigrants in Los Angeles, the brand has now grown to 40 company-owned locations where guests serve as their own chefs, preparing meals on embedded grills in the center of each table. The extensive menu consists of traditional Korean and Korean-American food, including high-quality meats, poultry, seafood and mixed vegetables. With its unique culinary experience alongside its modern décor and lively atmosphere, GEN Korean BBQ delivers an engaging and interactive dining experience that appeals to a vast segment of the population. For more information, visit GenKoreanBBQ.com and follow the brand on Facebook and Instagram.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements may be identified by the use of words such as “believe,” “intend,” “expect”, “will,” “may”, and other similar words or expressions that predict or indicate future events. All statements that are not statements of historical fact are forward-looking statements, including any statements regarding our strategy, future operations, and growth prospects, any statements regarding future economic conditions or performance, any statements of belief or expectation, and any statements of assumptions underlying any of the foregoing or other future events. Forward-looking statements are based on current information available at the time the statements are made and on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. Additional factors or events that could cause actual results to differ may also emerge from time to time, and it is not possible for the Company to predict all of them. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law. Investors are referred to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and in our subsequent filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Investor Relations Contact:

Cody Slach and Cody Cree

Gateway Group, Inc.

1-949-574-3860

GENK@gateway-grp.com

Media Relations Contact:

Zach Kadletz and Anna Rutter

Gateway Group, Inc.

1-949-574-3860

GENK@gateway-grp.com

GEN RESTAURANT GROUP

Condensed Consolidated Income Statements

(in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share amounts)	2024	2023	2024	2023

Revenue	$53,860	$46,473	$104,620	$90,335
Restaurant operating expenses:
Food cost	17,700	14,786	34,668	29,091
Payroll and benefits	16,362	14,323	32,514	27,975
Occupancy expenses	4,389	3,673	8,682	7,104
Operating expenses	5,358	4,299	10,457	8,425
Depreciation and amortization	1,706	1,131	3,243	2,244
Pre-opening costs	1,645	881	3,547	1,400
Total restaurant operating expenses	47,160	39,093	93,111	76,239
General and administrative	5,058	1,958	9,731	4,013
Consulting fees - related party	—	1,445	—	2,325
Management fees	—	589	—	1,176
Depreciation and amortization - corporate	29	18	57	37
Total costs and expenses	52,247	43,103	102,899	83,790
Income from operations	1,613	3,370	1,721	6,545
Employee retention credits	200	1,318	200	2,483
Other income (loss)	—	(7)	—	(7)
Gain on remeasurement of previously held interest	—	—	3,402	—
Interest income (expense), net	262	(207)	538	(396)
Equity in income (loss) of equity method investee	—	86	(17)	467
Net income before income taxes	2,075	4,560	5,844	9,092
Provision for income taxes	(11)	(96)	(83)	(96)
Net income	2,064	4,464	5,761	8,996
Less: Net income attributable to noncontrolling interest	1,787	504	4,990	901
Net income attributable to GEN Restaurant Group, Inc.	277	3,960	771	8,095

Net income attributable to Class A common stock per share - basic and diluted (1)	$277	—	$771	—

Weighted-average shares of Class A common stock outstanding - basic (1)	4,572	4,249	4,446	4,249
Weighted-average shares of Class A common stock outstanding - diluted (2)	4,572	4,249	4,446	4,249

Net income per share of Class A common stock - basic	$0.06	—	$0.17	—
Net income per share of Class A common stock - diluted	$0.06	—	$0.17	—

(1) (2) Basic and diluted net income per share of Class A common stock is presented only for the period after the Company’s organization transactions.

GEN RESTAURANT GROUP

Selected Balance Sheet Data and Selected Operating Data

(in thousands, except restaurants and percentages)

	For the period ending
	30-Jun-24	31-Dec-23
(amounts in thousands)
Selected Balance Sheet Data:
Cash and cash equivalents	$29,229	$32,631
Total assets	$218,805	$183,870
Total liabilities	$171,409	$146,352
Total Stockholders' equity	$45,896	$36,018

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2024	2023	2024	2023
Selected Operating Data
Restaurants at end of period	40	34	40	34
Comparable restaurant sales performance	-5.6%	1.4%	-3.8%	n/a
Net income	2,064	4,464	5,761	8,996
Net income margin	3.8%	9.6%	5.5%	10.0%

Adjusted EBITDA	4,875	6,348	11,241	12,196
Adjusted EBITDA margin	9.1%	13.7%	10.7%	13.5%

Income from operations	1,613	3,370	1,721	6,545
Income from operations margin	3.0%	7.3%	1.6%	7.2%

Restaurant level Adjusted EBITDA	10,243	9,491	18,675	17,899
Restaurant level Adjusted EBITDA margin	19.0%	20.4%	17.9%	19.8%

GEN RESTAURANT GROUP

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(in thousands)

(amounts in thousands)	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023

EBITDA:
Net income	$2,064	$4,464	$5,761	$8,996
Net Income Margin	3.8%	9.6%	5.5%	10.0%
Interest income (expense), net	(262)	207	(538)	396
Provision for income taxes	11	96	83	96
Depreciation and amortization	1,735	1,149	3,300	2,281
EBITDA	$3,548	$5,916	$8,606	$11,769
EBITDA Margin	6.6%	12.7%	8.2%	13.0%

Adjustments to EBITDA:
EBITDA	$3,548	$5,916	$8,606	$11,769
Stock-based compensation expense (1)	759	—	1,518	—
Consulting fees - related party (2)	—	1,445	—	2,325
Employee retention credits (3)	(200)	(1,318)	(200)	(2,483)
Non-cash lease expense (4)	192	99	376	159
Non-cash lease expense related to pre-opening costs (5)	576	206	941	426
Adjusted EBITDA	$4,875	$6,348	$11,241	$12,196
Adjusted EBITDA Margin	9.1%	13.7%	10.7%	13.5%

Reconciliation of Income from Operations to Restaurant-level Adjusted EBITDA

(in thousands)

(amounts in thousands)	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023

Income from Operations	$1,613	$3,370	$1,721	$6,545
Income Margin from Operations	3.0%	7.3%	1.6%	7.2%
Depreciation and amortization	1,735	1,149	3,300	2,281
Pre-opening costs	1,645	881	3,547	1,400
General and administrative	5,058	1,958	9,731	4,013
Consulting fees - related party	—	1,445	—	2,325
Management Fees	—	589	—	1,176
Non-cash lease expense	192	99	376	159
Restaurant-Level Adjusted EBITDA	$10,243	$9,491	$18,675	$17,899
Restaurant-Level Adjusted EBITDA Margin	19.0%	20.4%	17.9%	19.8%

(1) Stock-based compensation expense: During the first and second quarter of 2024, we incurred expenses related to the granting of Restricted Stock Units (“RSUs”") to employees.

(2) Consulting fees—related party: These costs ended following the completion of the IPO.

(3) Employee retention credits: These are refundable credits recognized under the provisions of the CARES Act.

(4) Non-cash lease expense: This reflects the extent to which lease expense is greater than or less than contractual rent.

(5) Non-cash lease expense related to pre-opening costs: Cost for stores in development in which the lease expense is greater than the contractual rent.